Item 9 (c)(1)




                   RICHARDSON ELECTRONICS, LTD.

                           $70,825,000

        8-1/4% Convertible Senior Subordinated Debentures
                        due June 15, 2006






                            INDENTURE

                  Dated as of December 16, 1996












                                   American National Bank and Trust
                                   Company of Chicago
                                                  Trustee







                        TABLE OF CONTENTS

ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE . . . . .1
          SECTION 1.01.  Definitions.. . . . . . . . . . . . . .1
          SECTION 1.02.  Other Definitions.. . . . . . . . . . .3
          SECTION 1.03.  Incorporation by Reference of Trust
          Indenture Act. . . . . . . . . . . . . . . . . . . . .3
          SECTION 1.04.  Rules of Construction . . . . . . . . .3

ARTICLE TWO THE SECURITIES . . . . . . . . . . . . . . . . . . .4
          SECTION 2.01.  Form and Dating.. . . . . . . . . . . .4
          SECTION 2.02.  Execution and Authentication. . . . . .4
          SECTION 2.03.  Registrar, Paying Agent and Conversion
          Agent. . . . . . . . . . . . . . . . . . . . . . . . .4
          SECTION 2.04.  Paying Agent to Hold Money in Trust.. .5
          SECTION 2.05.  Securityholder Lists. . . . . . . . . .5
          SECTION 2.06.  Transfer and Exchange.. . . . . . . . .5
          SECTION 2.07.  Replacement Securities. . . . . . . . .5
          SECTION 2.08.  Outstanding Securities. . . . . . . . .5
          SECTION 2.09.  Temporary Securities. . . . . . . . . .6
          SECTION 2.10.  Cancellation. . . . . . . . . . . . . .6
          SECTION 2.11.  Defaulted Interest. . . . . . . . . . .6

ARTICLE THREE REDEMPTION . . . . . . . . . . . . . . . . . . . .6
          SECTION 3.01.  Notices to Trustee. . . . . . . . . . .6
          SECTION 3.02.  Selection of Securities to be Redeemed.7
          SECTION 3.03.  Notice of Redemption. . . . . . . . . .7
          SECTION 3.04.  Effect of Notice of Redemption. . . . .8
          SECTION 3.05.  Deposit of Redemption Price.. . . . . .8
          SECTION 3.06.  Securities Redeemed in Part.. . . . . .8

ARTICLE FOUR COVENANTS . . . . . . . . . . . . . . . . . . . . .8
          SECTION 4.01.  Payment of Securities.. . . . . . . . .8
          SECTION 4.02.  Limitation on Dividends and Stock
          Purchases. . . . . . . . . . . . . . . . . . . . . . .8
          SECTION 4.03.  SEC Reports.. . . . . . . . . . . . . .9
          SECTION 4.04.  Compliance Certificate. . . . . . . . .9

ARTICLE FIVE SUCCESSOR CORPORATION . . . . . . . . . . . . . . .9
          SECTION 5.01.  When Company May Merge, etc.. . . . . .9

ARTICLE SIX DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . 10
          SECTION 6.01.  Events of Default.. . . . . . . . . . 10
          SECTION 6.02.  Acceleration. . . . . . . . . . . . . 11
          SECTION 6.03.  Other Remedies. . . . . . . . . . . . 11
          SECTION 6.04.  Waiver of Past Defaults.. . . . . . . 11
          SECTION 6.05.  Control by Majority.. . . . . . . . . 12
          SECTION 6.06.  Limitation on Suits.. . . . . . . . . 12
          SECTION 6.07.  Rights of Holders to Receive Payment. 12
          SECTION 6.08.  Collection Suit by Trustee. . . . . . 13
          SECTION 6.09.  Trustee May File Proofs of Claim. . . 13
          SECTION 6.10.  Priorities. . . . . . . . . . . . . . 13
          SECTION 6.11.  Undertaking for Costs.. . . . . . . . 13

ARTICLE SEVEN TRUSTEE. . . . . . . . . . . . . . . . . . . . . 14
          SECTION 7.01.  Duties of Trustee.. . . . . . . . . . 14
          SECTION 7.02.  Rights of Trustee.. . . . . . . . . . 15
          SECTION 7.03.  Individual Rights of Trustee. . . . . 15
          SECTION 7.04.  Trustee's Disclaimer. . . . . . . . . 15
          SECTION 7.05.  Notice of Defaults. . . . . . . . . . 15
          SECTION 7.06.  Reports by Trustee to Holders.. . . . 15
          SECTION 7.07.  Compensation and Indemnity. . . . . . 16
          SECTION 7.08.  Replacement of Trustee. . . . . . . . 16
          SECTION 7.09.  Successor Trustee by Merger, etc. . . 17
          SECTION 7.10.  Eligibility; Disqualification.. . . . 17
          SECTION 7.11.  Preferential Collection of Claims Against
          Company. . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE EIGHT DISCHARGE OF INDENTURE . . . . . . . . . . . . . 17
          SECTION 8.01.  Termination of Company's Obligations. 17
          SECTION 8.02.  Application of Trust Money. . . . . . 18
          SECTION 8.03.  Repayment to Company. . . . . . . . . 18

ARTICLE NINE AMENDMENTS, SUPPLEMENTS AND WAIVERS . . . . . . . 18
          SECTION 9.01.  Without Consent of Holders. . . . . . 18
          SECTION 9.02.  With Consent of Holders.. . . . . . . 18
          SECTION 9.03.  Compliance with Trust Indenture Act.. 19
          SECTION 9.04.  Revocation and Effect of Consents.. . 19
          SECTION 9.05.  Notation on or Exchange of Securities.19
          SECTION 9.06.  Trustee to Sign Amendments, etc.. . . 20

ARTICLE TEN CONVERSION . . . . . . . . . . . . . . . . . . . . 20
          SECTION 10.01.  Conversion Privilege.. . . . . . . . 20
          SECTION 10.02.  Conversion Procedure.. . . . . . . . 20
          SECTION 10.03.  Fractional Shares. . . . . . . . . . 21
          SECTION 10.04.  Taxes on Conversion. . . . . . . . . 21
          SECTION 10.05.  Company to Provide Stock.. . . . . . 21
          SECTION 10.06.  Adjustment for Change in Capital Stock.21
          SECTION 10.07.  Adjustment for Rights Issue. . . . . 22
          SECTION 10.08.  Adjustment for Other Distributions.. 23
          SECTION 10.09.  Voluntary Adjustment.. . . . . . . . 23
          SECTION 10.10.  Current Market Price.. . . . . . . . 23
          SECTION 10.11.  When Adjustment May Be Deferred. . . 24
          SECTION 10.12.  When Adjustment Is Not Required. . . 24
          SECTION 10.13.  Notice of Adjustment.. . . . . . . . 24
          SECTION 10.14.  Notice of Certain Transactions.. . . 24
          SECTION 10.15.  Consolidation, Merger or Sale of the
          Company. . . . . . . . . . . . . . . . . . . . . . . 25
          SECTION 10.16.  Company Determination Final. . . . . 25
          SECTION 10.17.  Trustee's Disclaimer.. . . . . . . . 25

ARTICLE ELEVEN SUBORDINATION . . . . . . . . . . . . . . . . . 25
          SECTION 11.01.  Securities Subordinated to Senior
          Indebtedness.. . . . . . . . . . . . . . . . . . . . 25
          SECTION 11.02.  Company Not to Make Payments with Respect
          to Securities in Certain Circumstances.. . . . . . . 26
          SECTION 11.03. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or
          Reorganization of the Company. . . . . . . . . . . . 27
          SECTION 11.04.  Securityholders to be Subrogated to
          Rights of Holders of Senior Indebtedness.. . . . . . 28
          SECTION 11.05.  Obligation of the Company Unconditional.28
          SECTION 11.06.  Knowledge of Trustee.. . . . . . . . 29
          SECTION 11.07.  Application by Trustee of Monies
          Deposited With It. . . . . . . . . . . . . . . . . . 29
          SECTION 11.08. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior
          Indebtedness.. . . . . . . . . . . . . . . . . . . . 29
          SECTION 11.09.  Securityholders Authorize Trustee to
          Effectuate Subordination of Securities.. . . . . . . 29
          SECTION 11.10.  Right of Trustee to Hold Senior
          Indebtedness.. . . . . . . . . . . . . . . . . . . . 30
          SECTION 11.11.  Article Eleven Not to Prevent Events of
          Default. . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE TWELVE MISCELLANEOUS . . . . . . . . . . . . . . . . . 30
          SECTION 12.01.  Trust Indenture Act Controls.. . . . 30
          SECTION 12.02.  Notices. . . . . . . . . . . . . . . 30
          SECTION 12.03.  Communication by Holders with Other
          Holders. . . . . . . . . . . . . . . . . . . . . . . 31
          SECTION 12.04.  Certificate and Opinion as to Conditions
          Precedent. . . . . . . . . . . . . . . . . . . . . . 31
          SECTION 12.05.  Statements Required in Certificate or
          Opinion. . . . . . . . . . . . . . . . . . . . . . . 31
          SECTION 12.06.  When Treasury Securities Disregarded.32
          SECTION 12.07.  Rules by Trustee and Agents. . . . . 32
          SECTION 12.08.  Legal Holidays.. . . . . . . . . . . 32
          SECTION 12.09.  Governing Law. . . . . . . . . . . . 32
          SECTION 12.10.  No Adverse Interpretation of Other
          Agreements.. . . . . . . . . . . . . . . . . . . . . 32
          SECTION 12.11.  No Recourse Against Others.. . . . . 32
          SECTION 12.12.  Successors.. . . . . . . . . . . . . 32
          SECTION 12.13.  Duplicate Originals. . . . . . . . . 33


     INDENTURE, dated as of December 16, 1996, between RICHARDSON
ELECTRONICS, LTD., a Delaware corporation (the "Company"), and
AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a National
Banking Association (the "Trustee").

     Intending to be legally bound hereby, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 8-1/4% Convertible Senior Subordinated Debentures due June 15, 2006 (the
"Securities");


                           ARTICLE ONE
            DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01.  Definitions.

     "Agent" means any Registrar, Paying Agent co-Registrar or Conversion Agent. See Section 2.03.

     "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of that Board.

     "Common Shares" means the Common Stock, par value of $.05 per share, of the Company as it exists on the date of this Indenture or as it may be constituted from time to time.

     "Company" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

     "Consolidated Net Income", for any period, means the aggregate of the Net Income of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles, provided that (i) the Net Income of any person in which the Company or any Subsidiary has a joint interest with a third party shall be included only to the extent of the amount of dividends or distributions paid to the Company or a Subsidiary, and (ii) the Net Income or any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

     "Consolidated Tangible Net Worth", as applied to any person, means the total stockholders' equity of such person and its consolidated subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, except that there shall be deducted therefrom all intangible assets (determined in accordance with generally accepted accounting principles) including, without limitation, organization costs, patents, trademarks, copyrights, franchises, research and development expenses, and any amount reflected as treasury stock; provided, however, that the following, whether existing on the date hereof or arising hereafter, shall not be deducted from total consolidated stockholders' equity: (i) goodwill arising from acquisitions and (ii) unamortized debt expense.

     "Conversion Agent" means the office or agency where Securities may be presented for conversion and any additional Conversion
Agents.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Net Income" of any person means the net income (loss) of such person, determined in accordance with generally accepted accounting principles; excluding, however, from the determination of Net Income any gain (but not loss) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to leaseback transactions) of any real property or equipment of such person, which is not sold or otherwise disposed of in the ordinary course of business, or of any capital stock of the Company or a Subsidiary owned by such person.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two
Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Responsible Officer" when used with respect to the Trustee means the Chairman or Vice Chairman of its board of directors, the President, the Secretary, any Assistant Secretary, or the Treasurer, or any Vice President, Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Securities described above and issued under the Indenture.

     "Subsidiary" means a corporation, a majority of whose voting stock is owned by the Company or a Subsidiary. Voting stock is capital stock having voting power under ordinary circumstances to elect directors.

     "TIA" means the Trust Indenture Act of 1939 (15. U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

     "United States" means the United States of America.

     SECTION 1.02.  Other Definitions.

     Term                          Defined in Section

     "Bankruptcy Law"                          6.01
     "Custodian"                               6.01
     "Event of Default"                        6.01
     "Indebtedness"                           11.01
     "Legal Holiday"                          12.08
     "Paying Agent"                            2.03
     "Registrar"                               2.03
     "Senior Indebtedness"                    11.01

     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles:

     (3)  "or" is not exclusive; and

     (4) words in the singular include the plural, and in the plural include the singular.


                           ARTICLE TWO
                          THE SECURITIES

     SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

     SECTION 2.02. Execution and Authentication. Two Officers shall execute the Securities for the Company by facsimile signature. The Company's seal shall be reproduced on the Securities.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $70,825,000 upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. The aggregate principal amount of the Securities outstanding at any time may not exceed that amount except as provided in Sections 2.07 and 2.08.

     SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

     The Company initially appoints the Trustee Registrar, Paying
Agent and Conversion Agent.

     SECTION 2.04. Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

     SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

     SECTION 2.06. Transfer and Exchange. Where a Security is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transactions are met. Where Securities are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     SECTION 2.07. Replacement Securities. If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

     SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section. A Security does not cease to be outstanding because the Company or one of its Subsidiaries holds the Security.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

     SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

     SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel and destroy all Securities surrendered for transfer, exchange, payment, conversion or cancellation and deliver a certificate of such destruction to the Company unless the Company instructs the Trustee in writing to deliver the Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or which have been converted.

     SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to each Securityholder a notice that states the record date, the payment date and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner.


                          ARTICLE THREE
                            REDEMPTION

     SECTION 3.01. Notices to Trustee. If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. In the case of any such redemption, the Company shall deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the condition contained in paragraph 5 of the Securities.

     If the Company wants to reduce the principal amount of Securities to be redeemed pursuant to paragraph 6 of the Securities, it shall notify the Trustee of the amount of the reduction and the basis for it. If the Company wants to credit against any such redemption Securities not previously delivered to the Trustee for cancellation, it shall deliver the Securities with the notice

     The Company shall give each notice provided for in this Section at least 60 days before the redemption date or such lesser amount of time as consented to by the Trustee.

     SECTION 3.02. Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed, if the Securities are listed on a national securities exchange, in accordance with rules of such exchange or if the Securities are not so listed on either a pro rata basis or by lot. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

     (1)  the redemption date;

     (2)  the redemption price;

     (3)  the then current conversion price;

     (4) the name and address of the Paying Agent and the Conversion Agent;

     (5) that the right to convert Securities called for redemption shall terminate at the close of business on the tenth business day prior to the redemption date;

     (6) that Holders who want to convert Securities must satisfy the requirements of paragraph 7 of the Securities;

     (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (8) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

     (9) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

     SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.

     SECTION 3.05. Deposit of Redemption Price. Before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Securities to be redeemed on that date. The
Paying Agent shall return to the Company any money not required for that purpose because of conversion of Securities.

     SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                           ARTICLE FOUR
                            COVENANTS

     SECTION 4.01. Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities.

     The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02. Limitation on Dividends and Stock Purchases. The Company may not declare or pay any dividend or make any distribution on its capital stock or to its shareholders (other than dividends or distributions payable in its capital stock) or purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary to purchase or otherwise acquire for value, any capital stock of the Company (i) if at the time of such action an Event of Default shall have occurred and be continuing, or occur as a consequence of any such action, or (ii) if, upon giving effect to such dividend, distribution, purchase, redemption, or other acquisition or retirement, the aggregate amount expended for all such purposes (the amount expended for such purposes, if other than in cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors filed with the Trustee) subsequent to May 31, 1996, shall exceed the sum of (a) the aggregate Consolidated Net Income (or, in case such aggregate Consolidated Net Income shall be a deficit, minus such deficit) of the Company earned on a cumulative basis subsequent to May 31, 1996, (b) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors filed with the Trustee), received by the Company from the issue or sale, other than to a subsidiary, after May 31, 1996 of capital stock of the Company, (c) the aggregate net proceeds received by the Company from the issue or sale, other than to a subsidiary, of any indebtedness (including the Securities) of the Company issued subsequent to May 31, 1996 which has been converted into capital stock of the Company, and (d) $30,000,000; provided, however, that such Provisions will not prevent (i) the payment of any dividend within 60 days after the date of declaration if the payment complied with the foregoing provisions on the date of declaration, (ii) the retirement of any shares of the Company's capital stock by exchange for, or out of the proceeds of, the substantially concurrent sale of other shares of its capital stock, including without limitation, the conversion of the Company's Class B Common Stock, $.05 par value, ("Class B Common Stock"), or (iii) the call for redemption of any convertible preferred stock of the Company under an agreement with a responsible underwriter designed to insure that all such stock is converted rather than redeemed.

     SECTION 4.03. SEC Reports. Within 15 days after the Company files with the SEC copies of its annual reports and other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company shall file the same with the Trustee. The Company also shall comply with the other provisions of TIA 314(a).

     SECTION 4.04. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (which on the date hereof is May 31) an Officers' Certificate stating whether or not the signers know of any Default by the Company in performing any of its obligations under this Indenture. If they do know of such a Default, the certificate shall describe the Default. The first certificate shall be delivered to the Trustee by September 28, 1997.


                           ARTICLE FIVE
                      SUCCESSOR CORPORATION

     SECTION 5.01. When Company May Merge, etc. The Company shall not consolidate with or merge into, or transfer, all or substantially all of its assets to, any other person unless (i) such other person is a corporation organized and existing under the laws of the United States or a State thereof which expressly assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture and (ii) such other person has a Consolidated Tangible Net Worth immediately after such transaction equal to or greater than the Consolidated Tangible Net Worth of the Company and (iii) immediately after the transaction no Default exists. Thereafter all such obligations of a predecessor corporation shall terminate.





                           ARTICLE SIX
                      DEFAULTS AND REMEDIES

     SECTION 6.01. Events of Default. An "Event of Default" occurs if:

     (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days whether or not such payment shall be prohibited by the provisions of Article Eleven;

     (2) the Company defaults in the payment of principal of any Security when the same becomes due and payable at maturity, upon redemption (including payment pursuant to paragraph 5 or paragraph 6 of the Securities) or otherwise whether or not such payment shall be prohibited by the provisions of Article Eleven:

     (3) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the default continues for the period and after the notice specified below;

     (4) the happening of an event of default as defined in any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Subsidiary, whether such Indebtedness now exists or shall hereafter be created, which event of default shall have caused in any one case or in the aggregate in excess of $5,000,000 aggregate principal amount of such Indebtedness to become due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration being rescinded, annulled or otherwise cured within the period and after the notice specified below;

     (5) The Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A)  commences a voluntary case,

          (B) consents to the entry of an order for relief against it in an involuntary case,

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

          (D) makes a general assignment for the benefit of its creditors; or

     (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any Subsidiary in an involuntary case,

          (B) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of its property, or

          (C) orders the liquidation of the Company or any Subsidiary,

          and the order or decree remains unstayed and in effect for 90 days.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term
"Custodian" mean; any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A default under clause (3) or (4) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure the default within 30 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". If the Holders of 25% in principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so.

     SECTION 6.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and all accrued interest on all the Securities to be due and payable immediately. Upon such declaration such principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04. Waiver of Past Defaults. Subject to Section 9.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive a past Default and its consequences. When a default is waived, it is cured.

     SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee: provided, however:

     (1) such direction shall not be in conflict with any rule of law or with this Indenture,

     (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the rights of any Holder not taking part in such direction, and

     (3) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determines that the proceedings so directed would involve it in personal liability or be unduly prejudicial to the Holders not taking part in such direction, and

     (4) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (1) the Holder gives to the Trustee written notice of continuing Event of Default;

     (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (5) during such 60-day period the Holders of a majority in principal amount of the Securities do not give the trustee a direction inconsistent with such request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     SECTION 6.07. Rights of Holders to Receive Payment. Subject to Article Eleven and notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

     SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:  to the Trustee for amounts due under Section 7.07;

     Second: to holders of Senior Indebtedness to the extent required by Article Eleven;

     Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

     Fourth:  to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to
Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Securities.


                          ARTICLE SEVEN
                             TRUSTEE

     SECTION 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions submitted in accordance with Section 12.04 to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section.

          (2) the Trustee shall not be liable for any error of judgment made in good, faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

     (g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 7.02.  Rights of Trustee.

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

     SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust committee of such board and/or responsible officers of the Trustee in good faith determine(s) that withholding the notice is in the interests of Securityholders.

     SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with May 15, 1997, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Sec. 313(a). The Trustee also shall comply with TIA Sec. 313(b)(2) and TIA Sec. 313(d).

     A copy of each report at the time of its mailing to Securityholders shall be filed by the Company with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

     SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation hereunder shall not be limited by any law on compensation relating to the trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel. The Company shall indemnify the Trustee against any loss of liability incurred by it in connection with the administration of this trust and its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

     (1)  the Trustee fails to comply with Section 7.10;

     (2)  the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.
Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 7.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

     SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

     SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA
Sec. 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Sec. 310(b), including the optional provision permitted by the second sentence of TIA Sec. 310(b)(9).

     SECTION 7.11.  Preferential Collection of Claims Against
Company. The Trustee shall comply with TIA Sec. 311(a) and (b), excluding any creditor relationship arising as provided in TIA Sec. 311(b). A Trustee who has resigned or been removed shall be subject to TIA Sec. 311(a) to the extent indicated.


                          ARTICLE EIGHT
                      DISCHARGE OF INDENTURE

     SECTION 8.01. Termination of Company's Obligations. The Company may terminate all of its obligations under the Securities and this Indenture if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation or if:

     (1) the Securities mature within six months or all of them are to be called for redemption within six months under arrangements satisfactory to the Trustee or giving the notice of redemption; and

     (2) the Company irrevocably deposits in trust with the Trustee money sufficient to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption, as the case may be. The Company may make the deposit only if Article Eleven permits it. Immediately after making the deposit, the Company shall give notice of such event and the proposed date of payment to each Securityholder.

     The Company's obligations in paragraph 12 of the Securities and in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07 and 7.08
and in Article Ten, however, shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in such paragraph 12 and in Section 7.07 shall survive.

     After a deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

     SECTION 8.02. Application of Trust Money. The Trustee shall hold in trust money deposited with it pursuant to Section 8.01. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money so held in trust is not subject to the subordination provisions of Article Eleven.

     SECTION 8.03. Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person.


                           ARTICLE NINE
               AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01. Without Consent of Holders. The Company with the consent of the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any
Securityholders:

     (1)  to cure any ambiguity, omission, defect or inconsistency;

     (2)  to comply with Sections 5.01 and 10.15;

     (3) to provide for uncertificated Securities in addition to certificated Securities; or

     (4) to make any change that does not materially and adversely affect the rights of any Securityholder.

     SECTION 9.02. With Consent of Holders. The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. The Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

     (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver:

     (2) reduce the rate of or extend the time for payment of interest on any Security

     (3) reduce the principal of or extend the fixed maturity of any Security;

     (4) waive a default in the payment of the principal of, premium, if any, or interest on any Security; or

     (5) adversely affect the right to convert any Security into Common Shares.

     After an amendment under this Section becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

     SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to an amendment, supplement or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through (5) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

     SECTION 9.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     SECTION 9.06. Trustee to Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the Board of Directors approves it.


                           ARTICLE TEN
                            CONVERSION

     SECTION 10.01. Conversion Privilege. A Holder of a Security may convert it into Common Shares at any time, subject to the prior redemption provisions of paragraph 5 of the Securities. The number of Common Shares issuable upon conversion of a Security is determined as follows: Divide the principal amount converted by the conversion price in effect on the conversion date and round the result to the nearest l/100th of a share.

     The initial conversion price is stated in paragraph 7 of the Securities. The conversion price is subject to adjustment. See
Sections 10.06 through 10.12.

     A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

     SECTION 10.02. Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 7 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practicable after the conversion date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of Common Shares issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered becomes a stockholder of record on the conversion date.

     No payment or adjustment will be made for accrued interest on a converted Security.

     If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

     Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

     If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

     SECTION 10.03. Fractional Shares. The Company will not issue a fractional Common Share upon conversion of a Security. Instead, the Company will deliver its check for the current market value of a fractional share. The current market value of a fraction of a share is determined as follows:

     Multiply the current market price of a full share by the fraction and round the result to the nearest cent.

     The current market price of a Common Share for the purpose of
Section 10.03 is the closing bid price as reported by the National Association of Securities Dealers Automated Quotation National Market System, or if the Common Shares are listed on an exchange, the last reported sale price on the principal exchange on which the Common Shares are listed, on the last trading day prior to the conversion date. In the absence of one or more such quotations, the Board of Directors shall determine the current market price on the basis of such quotation as it considers appropriate.

     SECTION 10.04. Taxes on Conversion. If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Shares upon the conversion. The Holder, however, shall pay any such tax which is due because the shares are issued in a name other than his.

     SECTION 10.05. Company to Provide Stock. The Company shall reserve out of its authorized but unissued Common Shares or its Common Shares held in treasury enough Common Shares to permit the conversion of the Securities.

     All Common Shares which may be issued upon conversion of the Securities shall be validly issued, fully paid and nonassessable.

     In order that the Company may issue Common Shares upon conversion of the Securities, the Company will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such Shares on each national securities exchange on which the Common Shares are listed.

     SECTION 10.06. Adjustment for Change in Capital Stock. If the Company:

     (1) pays a dividend in Common Shares to holders of such Shares;

     (2) subdivides its outstanding Common Shares into a greater number of Shares;

     (3) combines its outstanding Common Shares into a smaller number of Shares;

     (4) makes a distribution on its Common Shares in shares of its capital stock other than Common Shares: or

     (5) issues by reclassification of its Common Shares any shares of its capital stock.

then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter converted may receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the security immediately prior to such action.

     For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

     If after an adjustment a Holder of a Security upon conversion of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors shall determine the allocation of the adjusted conversion price between or among the classes of capital stock. After such allocation, the conversion prices of the classes of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Shares in this Indenture.

     SECTION 10.07. Adjustment for Rights Issue. If the Company issues any rights or warrants to all holders of its Common Shares entitling them for a period expiring within 45 days after the record date mentioned below to purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion price per share) less than the current market price per share on that record date, the conversion price shall. be adjusted in accordance with the formula:

                    O + (N x P)
                         ------
          C' = C x         M
                   ------------
                    O + N

where

C' = the adjusted conversion price.

C = the then current conversion price

O = the number of Common Shares outstanding on the record date.

N = the number of additional Common Shares offered.

P = the offering or conversion price per share of the additional shares.

M = the current market price per Common Share on the record date.
See Section 10.10.

     The adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants.

     SECTION 10.08.  Adjustment for Other Distributions.  If the
Company distributes to all holders of its Common Shares any assets or debt securities or any rights or warrants to purchase securities, the conversion price shall be adjusted in accordance with the formula:

     C' = C x (O x M) - F
               ----------
               O x M

where

C' = the adjusted conversion price.

C = the then current conversion price.

O = the number of Common Shares outstanding on the record date mentioned below.

M = the current market price per Common Share on the record date mentioned below. See Section 10.10.

F = the fair market value on the record date of the assets, securities, rights or warrants distributed. The Board of Directors shall determine the fair market value.

     The adjustment shall be made successively whenever any such distribution is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

     This Section does not apply to cash dividends or cash distributions paid out of Consolidated Net Income or retained earnings as shown on the books of the Company maintained for reporting in accordance with generally accepted accounting principles. Also, this Section does not apply to rights or warrants referred to in Section 10.07.

     SECTION 10.09. Voluntary Adjustment. The Company at any time may reduce the conversion price by any amount but in no event shall such conversion price be less than the par value of the Common
Shares at the time such reduction is made.

     SECTION 10.10.  Current Market Price.  In Sections 10.07 and
10.08 the current market price per Common Share on any date is the average of the highest reported bid and the lowest reported asked prices at the close of business as reported by the National Association of Securities Dealers Automated Quotation National Market System, or if the Common Shares are listed on an exchange, the closing sale prices, on the principal exchange on which the Common Shares are listed, for 30 consecutive trading days commencing 45 trading days before the date in question. In the absence of one or more such quotations, the Board of Directors shall determine the current market price on the basis of such quotation as it considers appropriate.

     SECTION 10.11.  When Adjustment May Be Deferred.  No
adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least $.10 in the conversion price. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Article shall be made to the nearest cent or to the nearest l/100th of a share, as the case may be.

     SECTION 10.12. When Adjustment Is Not Required. Unless this Article provides otherwise, no adjustment in the conversion price shall be made because the Company issues, in exchange for cash, property or services, Common Shares, or any securities convertible into or exchangeable for Common Shares, or securities carrying the right to purchase shares of Common Shares or such convertible or exchangeable securities.

     Furthermore, no adjustment in the conversion price need be made under this Article for (i) sale of Common Shares pursuant to a Company plan providing for reinvestment of dividends or interest or in the event the par value of the Common Shares is changed; or
(ii) conversion of Class B Common Stock.

     SECTION 10.13. Notice of Adjustment. Whenever the conversion price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

     SECTION 10.14.  Notice of Certain Transactions.  If:

     (1) the Company takes any action which would require an adjustment in the conversion price:

     (2) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction; or

     (3)  there is a dissolution or liquidation of the Company,

a Holder of a Security may want to convert it into Common Shares prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of Common Shares on that date may receive. Therefore, the Company shall mail to Securityholders and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section.

     SECTION 10.15. Consolidation, Merger or Sale of the Company. If the Company is a party to (x) a transaction described in Section
5.01 or (y) a merger which reclassifies or changes its outstanding Common Shares, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall enter into a supplemental indenture. The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities or cash or other assets which he would have owned immediately after the consolidation, merger or transfer if he had converted the Security immediately before the effective date of such transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. The successor corporation shall mail to each Securityholder a notice describing the supplemental indenture.

     If this Section applies, Sections 10.06, 10.07 and 10.08 shall not apply.

     SECTION 10.16.  Company Determination Final.  Any
determination which the Board of Directors must make pursuant to Sections 10.03, 10.06, 10.08 or 10.10 is conclusive.

     SECTION 10.17. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 10.15 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article.


                          ARTICLE ELEVEN
                          SUBORDINATION

     SECTION 11.01. Securities Subordinated to Senior Indebtedness. The Company agrees, and each holder of the Securities by his or her acceptance thereof likewise agrees, that the payment of the principal of, premium, if any, and interest on the Securities is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness.

     "Senior Indebtedness" means the principal of and interest on Indebtedness of the Company outstanding at any time created other than Indebtedness of the Company to a Subsidiary for money borrowed or advanced from any such Subsidiary and Indebtedness which by its terms is not superior in right of payment to the Securities and other than the Company's 7-1/4% Subordinated Debentures due December 15, 2006 issued pursuant to an Indenture dated as of December 15, 1986, between the Company and Continental Illinois National Bank and Trust Company of Chicago, as Trustee, to which debentures the Securities shall be superior in right of payment.

     "Indebtedness" means:

     (1) any debt of the Company (i) for borrowed money, capitalized lease obligations or purchase money obligation or (ii) evidenced by a note, debenture, letter of credit or similar instrument given in connection with the acquisition, other than in the ordinary course of business, of any property or assets;

     (2) any debt of others described in the preceding clause which the Company has guaranteed or for which it is otherwise liable; and

     (3) any amendment, renewal, extension or refunding of any such debt.

     This Article shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

     SECTION 11.02.  Company Not to Make Payments with Respect to
Securities in Certain Circumstances.

     (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof, premium, if any, thereon, and interest thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of, premium, if any, or interest on the Securities or to acquire any of the Securities.

     (b) Upon the happening of any default in payment of the principal of, premium, if any, or interest on any Senior Indebtedness, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest on the Securities nor shall any payment be made by the Company to acquire any of the Securities. Nothing in this Article, however, shall relieve the holders of such Senior Indebtedness or their representative from any notice requirements set forth in the instrument evidencing such Senior Indebtedness.

     (c)  In the event that notwithstanding the provisions of this
Section 11.02 the Company shall make any payment to the Trustee on account of the principal of or interest on the Securities, after the happening of a default in payment of the principal of or interest on Senior Indebtedness, then, unless and until such default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections 11.06 and 11.07) shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interest may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     The Company shall give prompt written notice to the Trustee of any default in the payment of principal of or interest on any Senior Indebtedness.

     SECTION 11.03. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of the Company. Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

     (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon before the Holders of the Securities are entitled to receive any payment on account of the principal of or interest on the Securities;

     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on behalf of the Holders of the Securities would be entitled except for the provisions of this Article Eleven, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of the Senior Indebtedness or their representative, or to the trustee under any indenture under which Senior Indebtedness may have been issued (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Indebtedness held or represented by each), to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness, except that Holders of the Securities would be entitled to receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities; and

     (c) in the event that notwithstanding the foregoing provisions of this Section 11.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities, shall be received by the Trustee or the Holders of the Securities on account of principal of, premium, if any, or interest on the Securities before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Sections 11.06 and 11.07) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative, or to the Trustee under any indenture under which such Senior Indebtedness may have been issued (pro rata as provided in subsection (b) above), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness, except that Holders of the Securities would be entitled to receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

     SECTION 11.04. Securityholders to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated equally and ratably to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders of the Securities by virtue of this Article which otherwise would have been made to the Holders of the Securities shall, as between the Company, its creditors other than holders of the Senior Indebtedness and the holder of the Securities, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Eleven are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     SECTION 11.05. Obligation of the Company Unconditional. Nothing contained in this Article Eleven or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article Eleven, the Trustee, subject to the provisions of
Section 7.01 and 7.02, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

     Nothing contained in this Article Eleven or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Section ll.02 (not cured or waived), payments at any time of the principal of or interest on the Securities.

     SECTION 11.06. Knowledge of Trustee. Notwithstanding any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, until two business days after the Trustee shall have received written notice thereof from the Company, any Securityholder, any Paying or Conversion Agent or the holder or representative of any class of Senior Indebtedness.

     SECTION 11.07. Application by Trustee of Monies Deposited With It. If prior to the date on which by the terms of this Indenture any monies deposited with the Trustee or any Paying Agent may become payable for any purpose (including, without limitation, the payment of either the principal of, premium, if any, or the interest on any Security) the Trustee shall not have received with respect to such monies the notice provided for in Section 11.06, then the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such date. This section shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of holders of such Indebtedness.

     SECTION 11.08. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

     SECTION 11.09. Securityholders Authorize Trustee to Effectuate Subordination of Securities. Each Holder of the Securities by his or her acceptance thereof authorizes and expressly directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his or her Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

     SECTION 11.10. Right of Trustee to Hold Senior Indebtedness. The Trustee shall be entitled to all of the rights set forth in this Article Eleven in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

     SECTION 11.11. Article Eleven Not to Prevent Events of Default. The failure to make a payment on account of principal or interest by reason of any provision in this Article Eleven shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.


                          ARTICLE TWELVE
                          MISCELLANEOUS

     SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 12.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

     if to the Company:

          Richardson Electronics, Ltd.
          40W267 Keslinger Road
          LaFox, Illinois  60147
          Attention:  Chairman of the Board

     if to the Trustee:

          American National Bank and Trust Company of Chicago
          33 North LaSalle Street
          Chicago, Illinois 60690
          Attention: Division 501

     with a copy to

          Neal, Gerber & Eisenberg
          Two North LaSalle Street, Suite 200
          Chicago, Illinois 60602
          Attention: Joel M. Hurwitz

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed to such Securityholder at the address which appears on the registration books of the Registrar and shall be sufficiently given to such Securityholder if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Securityholders it shall mail a copy of such notice to the Trustee and each Agent at the same time. All other notices or communication shall be in writing.

     SECTION 12.03.  Communication by Holders with Other Holders.
Securityholders may communicate pursuant to TIA Sec. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Sec. 312(c).

     SECTION 12.04.  Certificate and Opinion as to Conditions
Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with. In rendering such opinion, Counsel may rely upon certificates of appropriate officers of the Company.

     SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement: as to whether cr not, in the opinion of such person, such condition or covenant has been complied with.

     SECTION 12.06. When Treasury Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

     SECTION 12.07. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or at a meeting of, Securityholders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

     SECTION 12.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 12.09.  Governing Law.  The laws of the State of
Illinois, without regards to the principles of conflicts of law, shall govern this Indenture and the Securities.

     SECTION 12.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 12.11. No Recourse Against Others. Liabilities of directors, officers, employees and stockholders, as such, of the Company is waived and released as provided in paragraph 16 of the Securities.

     SECTION 12.12. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.


     SECTION 12.13. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                         SIGNATURES

                         RICHARDSON ELECTRONICS, LTD.

                             /s/ Edward J. Richardson
                         By: _____________________________
                              Title: Chairman
Attest:

/s/ William G. Seils, Secretary
_____________________________
     (Corporate Seal)

                         AMERICAN NATIONAL BANK AND TRUST
                         COMPANY OF CHICAGO,
                                             As Trustee

                              /s/ Elizabeth Nelson
                         By: ______________________________
                              Title: Assistant Vice President
Attest:

___________________________
     (Corporate Seal)



                                $
                       (FACE OF SECURITY)

                  RICHARDSON ELECTRONICS, LTD.

 8-1/4% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE June 15, 2006


Promises to pay to                              CUSIP 763165AB3
or registered assigns
the principal sum of
Dollars on June 15, 2006.

The provisions on the back of this            INTEREST
certificate are incorporated as if set        Payment Dates: June 15 and
forth on the face of the certificate                         December 15
                                              Record Dates: June 1 and
                                                            December 1


DATED:

Authenticated to be one of the                         (Seal)
Debentures described in the
Indenture referred to herein.

AMERICAN NATIONAL BANK AND TRUST             RICHARDSON ELECTRONICS, LTD.
COMPANY OF CHICAGO
as Trustee

By: ____________________________________     By: _____________________________
     Authorized Officer
                                             By: _____________________________


                      (REVERSE OF SECURITY)

                  RICHARDSON ELECTRONICS, LTD.

  8-1/4% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE JUNE 15, 2006

     1. Interest. Richardson Electronics, Ltd., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year, beginning June 15, 1997. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date on which these Debentures are first issued in exchange for the Company's 7-1/4% Convertible Subordinated Debentures due December 15, 2006 pursuant to the Exchange Offer set forth in the Company's Offering Circular dated December 18, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Debentures (except defaulted interest) to the persons who are registered holders of Debentures at the close of business on the June 1 or December 1 preceding the interest payment date. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by its check payable in such money. It may mail an interest check to a holder's registered address.

     3.   Paying Agent, Registrar and Conversion Agent.
Initially, American National Bank and Trust Company of Chicago
(the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar,
Conversion Agent or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-Registrar.

     4. Indenture. The Company issued the Debentures under an Indenture dated as of December 16, 1996 (the "Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sec. 77aaa-77bbbb) as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and the Act for a statement of them.
The Debentures are general unsecured obligations of the Company limited to the aggregate principal amount of $70,825,000. The Indenture does not limit other debt, secured or unsecured.

     5. Optional Redemption. The Company may optionally redeem the Debentures at any time. Upon an optional redemption, the Company may redeem the Debentures as a whole, or from time to time in part, on not less than 30 nor more than 60 days' mailed notice at 100 percent of the principal amount, plus accrued interest to the redemption date.

     6. Selection and Notice of Redemption. Selection of Debentures for any redemption will be made by the Trustee on either a pro rata basis or by lot. Debentures in denominations larger than $1,000 may be redeemed in part. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at his registered address. On and after the redemption date, interest ceases to accrue on Debentures or portions thereof called for redemption.

     7. Conversion. The holder of any Debenture has the right, exercisable at any time up to and including June 15, 2006, except in the case of Debentures called for redemption, to convert such Debenture at the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into Common Stock of the Company at the conversion price of $18.00 per share, subject to adjustment as described below. In the case of Debentures called for redemption, conversion rights will expire at the close of business on the redemption date. Notice of an optional redemption must be mailed not less than 30 and not more than 60 days prior to the redemption date. No payment or adjustment for interest accrued on the Debentures is to be made on conversion. No fractional shares will be issued upon conversion and, if the conversion results in a fractional interest, an amount will be paid in cash equal to the value of such fractional interest based on the market price of the Company's Common Stock on the last trading date prior to the date of conversion.

     The conversion price is subject to adjustment upon the occurrence of certain events, including (i) the payment of a dividend in Common Stock to holders of Common Stock or a dividend to holders of the Company's Common Stock payable in shares of the Company's capital stock other than Common Stock; (ii) the subdivision, combination or certain reclassifications of outstanding Common Stock; (iii) issuance to all holders of Common Stock of the Company of rights or warrants entitling them for a period of not more than 45 days to purchase Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the then current per share market price for such Common Stock; (iv) the distribution to holders of Common Stock of evidences of indebtedness or assets (excluding cash dividends) or rights or warrants (other than those referred to above); and (v) certain mergers, consolidations or sales of assets. No adjustment of the conversion price will be made until cumulative adjustments amount to at least $.10. No adjustment of the conversion price will be made for cash distributions or cash dividends paid out of Consolidated Net Income (as defined in the Indenture) or retained earnings.

     To convert a Debenture a holder must (1) complete and sign the conversion notice on the back of the Debenture, (2) surrender the Debenture to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. A holder may convert a portion of a Debenture if the portion is $1,000 or an integral multiple of $1,000.

     8. Subordination. The indebtedness evidenced by the Debentures is subordinate to the prior payment when due of the principal of, premium if any, and interest on all Senior Indebtedness. Upon maturity of any Senior Indebtedness, payment in full must be made on such Senior Indebtedness before any payment is made on or in respect of the Debentures. During the continuance of any default in payment of principal of, premium, if any, or interest on Senior Indebtedness, no payment may be made by the Company on or in respect of the Debentures. Upon any distribution of assets of the Company in any dissolution, winding-up, liquidation or reorganization of the Company, payment of the principal of and interest on the Debentures will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Such subordination will not prevent the occurrence of any event of default (as defined). "Senior Indebtedness" means the principal or and interest on Indebtedness of the Company outstanding at any time created, other than Indebtedness of the Company to a Subsidiary for money borrowed or advanced from any such Subsidiary and Indebtedness which by its terms is not superior in right of payment to the Debentures and other than the Company's 7-1/4% Subordinated Debentures due December 15, 2006 issued pursuant to an Indenture dated as of December 15, 1986 between the Company and the Continental Illinois National Bank and Trust Company of Chicago, as Trustee, to which debentures the Debentures shall be superior in right of payment. "Indebtedness" means (1) any debt of the Company (i) for borrowed money, capitalized lease obligations or purchase money obligations or
(ii) evidenced by a note, debenture or similar instrument given in connection with the acquisition, other than in the ordinary course of business, of any property or assets; (2) any debt of others described in the preceding clause which the Company has guaranteed or for which it is otherwise liable; and (3) any amendment, renewal, extension or refunding or any such debt.

     9. Denominations, Transfer, Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Debenture or portion of a Debenture selected for redemption, or transfer or exchange any Debentures for a period of 15 days before a selection of Debentures to be redeemed.

     10.  Persons Deemed Owners.  The registered holder of a
Debenture may be treated as the owner of it for all purposes.

     11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request.
After that, holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

     12. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the outstanding Debentures, and any past default or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Debentures. Without the consent of any Debentureholder, the Company may amend or supplement the Indenture or the Debentures to cure any ambiguity, omission, defect or inconsistency or to provide for uncertificated Debentures in addition to certificated Debentures or to make any change that does not materially adversely affect the rights of any Debentureholder.

     13. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Debentures and the Indenture and immediately thereafter no default exists, the predecessor corporation will be released from those obligations.

     15.  Defaults and Remedies.  An Event of Default is:

     (i) failure of the Company to pay interest for 30 days or principal or any sinking fund installment when due (whether or not prohibited by the subordination provisions); (ii) failure to perform any other covenant for 30 days after notice; (iii) acceleration of the maturity of any Indebtedness of the Company or any Subsidiary in any one case or in the aggregate in excess of $5,000,000, if such acceleration is not rescinded, annulled or otherwise cured within 30 days after notice to the Company; and
(iv) certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary.

     The Indenture provides that the Trustee will, within 90 days after the occurrence of a default, give the Debentureholders notice of all uncured defaults known to it (the term "default" to include the events specified above, without grace or notice), provided that, except in the case of default in the payment of principal of or interest on any of the Debentures, or any sinking fund payment, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Debentureholders.

     In case an Event of Default occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding, by notice in writing to the Company (and to the Trustee if given by the Debentureholders), may declare the principal of and all accrued interest on all the Debentures to be due and payable immediately. Such declaration may be rescinded by holders of a majority in principal amount of the Debentures if all existing Events of Default have been cured or waived (except nonpayment of principal or interest that has become due solely because of the acceleration) and if the rescission would not conflict with any judgment or decree.

     Defaults (except, unless theretofore cured, a default in payment of principal of or interest on the Debentures or a default with respect to a provision which cannot be modified under the terms of the Indenture without the consent of each Debentureholder affected) may be waived by the holders of a majority in principal amount of the outstanding Debentures upon the conditions provided in the Indenture.

     The Indenture requires the Company to file periodic reports with the Trustee as to the absence of defaults.

     15. Trustee Dealings with Company. American National Bank and Trust Company of Chicago, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

     16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Debentureholder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

     17. Authentication. This Debenture shall not be valid until the Trustee signs the certificate of authentication on the other side of this Debenture.

     18. Abbreviations. Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entities), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish to any Debentureholder upon written request and without charge a copy of the Indenture. Requests may be made to: Investor Relations Department, Richardson
Electronics, Ltd., 40W267 Keslinger Road, LaFox, Illinois 60147.